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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders
Diversified Senior Services, Inc.



     We consent to the use in this Amendment No. 4 to the Registration Statement relating to shares of Class A Common Diversified Senior Services, Inc. on Form SB-2 of (i) our report dated August 6, 1997 on the consolidated financial statements of Diversified Senior Services, Inc. as of December 31, 1996 and for period from May 17, 1996 to December 31, 1996; (ii) our report dated August 6, 1997 on the statements of operations, changes in shareholder's equity (deficit) and cash flows for the six months ended June 30, 1996 and year ended December 31, 1995 of Residential Properties Management, Inc. appearing in the Prospectus, which is a part of the Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.




THE DANIEL PROFESSIONAL GROUP, INC.



Winston-Salem, North Carolina
January 5, 1998